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                                                                      EXHIBIT 16



Officer of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C. 20549


March 2, 2001

Dear Sir/Madam:

We have read paragraph (a) of item 4 included in the Form 8-K dated February 26, 2001 of PFSweb, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP




cc:      Mr. Thomas J. Madden, Chief Financial Officer
         PFSweb, Inc.